                                                                   EXHIBIT 10.25



================================================================================




                   AMENDED AND RESTATED TERM CREDIT AGREEMENT

                                     between

                   EOTT ENERGY OPERATING LIMITED PARTNERSHIP,
                                  as Borrower,

                                       and


                                  ENRON CORP.,
                                    as Lender







                          Dated as of December 1, 1998





================================================================================

                                      INDEX



SECTION 1.  DEFINITION AND PRINCIPLES OF CONSTRUCTION.................................1

   1.01    Defined Terms..............................................................1
   1.02    Principles of Construction................................................10

SECTION 2.  AMOUNT AND TERMS OF CREDIT...............................................11

   2.01    The Loans.................................................................11
   2.02    Disbursement of Funds.....................................................11
   2.03    Notes.....................................................................11
   2.04    Interest..................................................................11
   2.05    Notice and Place of Payments..............................................11

SECTION 3.  PAYMENTS.................................................................12

   3.01    Method and Place of Payment...............................................12
   3.02    Net Payments; Taxes.......................................................12

SECTION 4.  CONDITIONS PRECEDENT.....................................................13

   4.01    Execution of Agreement; Notes.............................................13
   4.02    First Omnibus Amendment...................................................13
   4.03    Partnership Documents; Proceedings........................................13
   4.04    No Default; Representations and Warranties................................14
   4.05    No Material Adverse Change................................................14
   4.06    Insurance Coverage........................................................14
   4.07    Solvency..................................................................14
   4.08    Subsidiary Guaranties.....................................................14
   4.09    Additional Information....................................................14

SECTION 5.  REPRESENTATIONS, WARRANTIES AND AGREEMENTS...............................14

   5.01    Partnership Status........................................................14
   5.02    Authorization and Power...................................................15
   5.03    No Violation..............................................................15
   5.04    Governmental Approvals....................................................15
   5.05    Financial Statements; Financial Condition; Undisclosed Liabilities; etc...15
   5.06    Solvency..................................................................16
   5.07    No Default................................................................16
   5.08    Material Adverse Effect...................................................16
   5.09    No Litigation.............................................................17
   5.10    True and Complete Disclosure..............................................17
   5.11    Use of Proceeds; Margin Regulations.......................................17
   5.12    Tax Returns and Payments..................................................17
   5.13    Compliance with ERISA.....................................................18
   5.14    Compliance with Statutes, etc.............................................18
   5.15    Security Interest.........................................................18
   5.16    Investment Company Act....................................................18
   5.17    Public Utility Holding Company Act........................................18

   5.18    Labor Relations...........................................................18
   5.19    Patents, Licenses, Franchises and Formulas................................19
   5.20    Properties................................................................19
   5.21    Partnership Structure.....................................................19
   5.22    Fiscal Year...............................................................19
   5.23    Compliance with Environmental Laws........................................19
   5.24    No Liens..................................................................20

SECTION 6.  AFFIRMATIVE COVENANTS....................................................20

   6.01    Information Covenants.....................................................20
   6.02    Books, Records and Inspections............................................22
   6.03    Maintenance of Property, Insurance........................................22
   6.04    Environmental Laws; Inspection; Notice....................................22
   6.05    Franchises................................................................24
   6.06    Payment of Taxes..........................................................24
   6.07    Compliance with Laws, etc.................................................24
   6.08    ERISA.....................................................................24
   6.09    End of Fiscal Years; Fiscal Quarters......................................25
   6.10    Performance of Obligations................................................25
   6.11    Maintenance of Existence..................................................25
   6.12    Licenses, Approvals, etc..................................................25
   6.13    Security Agreement........................................................25
   6.14    Lender's Interest in Borrower.............................................25
   6.15    Subsidiary Guaranties.....................................................25

SECTION 7.  NEGATIVE COVENANTS.......................................................25

   7.01    Liens.....................................................................26
   7.02    Consolidation, Merger, Sale of Assets, etc................................27
   7.03    Indebtedness..............................................................28
   7.04    Transactions With Affiliates..............................................28
   7.05    Minimum Tangible Net Worth................................................28
   7.06    Minimum Working Capital...................................................28
   7.07    Open Crude Positions......................................................28
   7.08    Risk Management Policies..................................................28
   7.09    Business..................................................................29
   7.10    Limitation on Voluntary Payments and Modifications of Indebtedness;
           Modifications of Certificate of Limited Partnership, Borrower Partnership
           Agreement and Certain Other Agreements; etc...............................29
   7.11    Advances, Investments and Loan............................................29
   7.12    Leverage Ratio............................................................30
   7.13    Pipeline Subsidiary.......................................................30
   7.14    New Subsidiaries..........................................................30

SECTION 8.   EVENTS OF DEFAULT.......................................................30

   8.01    Payments..................................................................30
   8.02    Representations, etc......................................................30
   8.03    Covenants.................................................................31
   8.04    Default Under Other Agreements............................................31
   8.05    Bankruptcy, etc...........................................................31
   8.06    ERISA.....................................................................32

   8.07    Security Agreements.......................................................32
   8.08    Judgments.................................................................32
   8.09    Open Crude and Petroleum Positions........................................32
   8.10    Tax Treatment.............................................................32
   8.11    Change in Partnership Agreements..........................................33
   8.12    Subsidiary Guaranties.....................................................33
   8.13    Credit Agreement..........................................................33

SECTION 9.  MISCELLANEOUS............................................................33

   9.01    Payment of Expenses,. Etc.................................................33
   9.02    Right of Setoff...........................................................34
   9.03    Notices...................................................................35
   9.04    Benefit of Agreement Assignment or Transfer...............................35
   9.05    No Waiver; Remedies Cumulative............................................35
   9.06    Calculations; Computations................................................35
   9.07    Governing Law; Submission to Jurisdiction; Venue..........................36
   9.08    Counterparts..............................................................36
   9.09    Headings Descriptive......................................................36
   9.10    Amendment or Waiver or Termination........................................36
   9.11    Survival..................................................................36
   9.12    Entire Agreement..........................................................36
   9.13    Effectiveness.............................................................36
   9.14    Non-Recourse to General Partner...........................................36
   9.15    Interest..................................................................37
   9.16    No Oral Agreements........................................................37
   9.17    Exculpation Provisions....................................................38



SCHEDULE I                    Insurance
SCHEDULE II                   Environmental Matters
SCHEDULE III                  Existing Indebtedness

EXHIBIT A                     Promissory Note
EXHIBIT B                     Promissory Note
EXHIBIT C                     First Omnibus Amendment to Security Agreements and
                              Subsidiary Guaranty

         AMENDED AND RESTATED TERM CREDIT AGREEMENT, dated as of December 1, 1998, between EOTT ENERGY OPERATING LIMITED PARTNERSHIP (the "Borrower"), a limited partnership formed and existing under the laws of Delaware, and Enron Corp., an Oregon corporation.


                              W I T N E S S E T H:


         WHEREAS, subject to and upon the terms and conditions herein set forth, the Lender is willing to make available to the Borrower the term loans provided for herein;

         NOW, THEREFORE, IT IS AGREED:

         SECTION 1. DEFINITION AND PRINCIPLES OF CONSTRUCTION

         1.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Affiliate" shall mean, with respect to any Person, any other Person (other than an individual) directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person; provided, however, that for purposes of Section 7.04, an Affiliate of the Borrower shall include any person that directly or indirectly owns more than 5% of the Borrower and any partner or director of the Borrower or any such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.


         "Agreement" shall mean this Credit Agreement, as modified, supplemented or amended from time to time.

         "Bankruptcy Code" shall have the meaning provided in Section 8.05.

         "Base Rate" shall mean the higher of (i) the Prime Lending Rate and
(ii) .5% per annum in excess of the Federal Funds Rate.

         "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

         "Borrower Partnership Agreement" shall mean the Amended and Restated Agreement of Limited Partnership of the Borrower, dated as of March 24, 1994, between EOTT Energy Corp., as general partner, the Limited Partner, as limited partner, and Organizational Partner, Inc., a Delaware corporation, as the organizational limited partner, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

         "Business Day" shall mean any day except Saturday, Sunday and any day which shall be in New York City or Houston, Texas a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

         "Canadian Subsidiary" shall mean EOTT Energy Canada Limited Partnership, a limited partnership formed under the laws of Delaware.

         "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) time deposits and certificates of deposit of any Lender or any commercial bank incorporated in the United States, provided that the bank deposit rating of such commercial bank given by Moody's is at least "A1" or the equivalent thereof and the short-term debt rating of such commercial bank given by S&P is at least "A-1" or the equivalent thereof, which time deposits or certificates of deposit have maturities of not more than six months from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Person incorporated in the United States, which commercial paper is rated at least "A-1" or the equivalent thereof by S&P and at least "P-1" or the equivalent thereof by Moody's and in each case maturing not more than six months after the date of acquisition by such Person and (v) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

         "Collateral" shall have the meaning provided in the Security Agreement.

         "Company Property" shall have the meaning provided in Section 5.23(a).

         "Consolidated Current Assets" shall mean, as to any Person, the current assets of such Person and its Subsidiaries determined on a consolidated basis.

         "Consolidated Current Liabilities" shall mean, as to any Person, the current liabilities of such Person and its Subsidiaries determined on a consolidated basis, except that with regard to the Borrower and its Consolidated Subsidiaries., the Loans shall not be considered a current liability.

         "Consolidated Net Worth" shall mean, as to any Person, the Net Worth of such Person and its Subsidiaries determined on a consolidated basis after appropriate deduction for any minority interests in Subsidiaries.

         "Consolidated Subsidiaries" shall mean, as to any Person, all Subsidiaries of such Person which are consolidated with such Person for financial reporting purposes in accordance with GAAP.

         "Consolidated Tangible Net Worth" shall mean, as to any Person, the Consolidated Net Worth of such Person and its Subsidiaries less the amount of all intangible items, including, without limitation, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks, brand names and any unallocated excess costs of investments in Subsidiaries over equity in underlying net assets at dates of acquisition.

         "Consolidated Total Liabilities" shall mean, as to any Person, the total liabilities of such Person and its Subsidiaries determined on a consolidated basis.

         "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing any Indebtedness, leases, distributions, dividends or other obligations other than accounts payable of any consolidated subsidiary of such Person ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the holder of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

         "Credit Agreement" shall mean the Amended and Restated Revolving Credit Agreement dated as of December 1, 1998 between the Borrower and the Lender, as it may be amended, modified, or supplemented from time to time.

         "Credit Documents" shall mean this Agreement, the Notes, the Security Agreements, and any Subsidiary Guaranty.

         "Credit Party" shall have the meaning provided in Section 5.06.

         "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

         "Disbursement Office" shall mean 1330 Post Oak Boulevard, Suite 2700, Houston, TX 77056, or such other place as the Borrower may hereafter designate in writing as such to the Borrower.

         "Distribution" shall mean any distribution or dividend or return of capital or any other distribution, payment or delivery of property or cash, or the redemption, retirement, purchase or acquisition, directly or indirectly, of any partnership interest now or hereafter outstanding (or any warrants for or options in respect of any such interest).

         "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

         "Effective Date" shall mean the later of (i) December 1, 1998 and (i) the date on which all of the conditions precedent set forth in Section 4 of this Agreement have been satisfied or waived.

         "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued under any such Law (hereafter "Claims"), including without limitation (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages, fines or penalties pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

         "Environmental Law" means any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss. 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq.; the Solid Waste Disposal Act, 42 U.S.C. ss. 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. ss. 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq.; the Clean Air Act, 42 U.S.C. ss. 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. ss. 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701 et seq.; the Emergency Planning and the Community Right-to-know Act of 1986, 42 U.S.C. ss. 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. ss. 1801 et seq.; Occupational Safety and Health Act, 29 U.S.C. ss. 651 et seq.; any applicable state and local or foreign counterparts or equivalents, in each case as amended from time to time.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement, and to any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

         "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or any of its Subsidiaries would be deemed to be a "single employer" within the meaning of Section 414(b), (c), (m) or (o) of the Code.

         "Event of Default" shall have the meaning provided in Section 8.

         "Excepted Liens" shall mean (i) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business, such as carriers', warehousemen's and mechanics' liens and other similar Liens, arising in the ordinary course of business and (x) which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower or any of its Subsidiaries or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien, (ii) Liens in respect of inventory of the Borrower or any Subsidiary which arise by agreement provided that such Liens (a) were incurred in the ordinary course of business in connection with the transportation or storage of such inventory and (b) do not in the aggregate materially detract from the value of such inventory or impair the use thereof in the operation of the business of the Borrower or any of its Subsidiaries and
(iii) Liens created by statute for the benefit of interest owners and royalty owners of oil and gas production, arising in the ordinary course of business which secure amounts (but not Indebtedness) owing but not yet due to such interest owners.

         "Existing Indebtedness" shall have the meaning provided in Section 7.03(b).

         "Facility" shall mean any of the credit facility evidenced by the Credit Documents.

         "Federal Funds Rate" shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Lender from three Federal Funds brokers of recognized standing selected by the Lender.

         "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

         "General Partner" shall mean EOTT Energy Corp., a corporation organized and existing under the laws of Delaware.

         "General Partner Constitutional Documents" shall mean the Certificate of Incorporation and the By-Laws of the General Partner.

         "Hazardous Materials" means (a) any crude oil, petroleum or petroleum products, natural gas, natural gas liquids, liquefied natural gas or synthetic gas useable for fuel, drilling fluids, produced waters, and other wastes associated with the development or production of crude oil or natural gas or geothermal energy, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain more than 50 parts per million of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority in a manner applicable to the business of the Borrower or its Subsidiaries.

         "Highest Lawful Rate" shall mean, with respect to the Lender, the maximum usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Indebtedness under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allows a higher maximum usurious interest rate than applicable laws now allow.

         "Home Jurisdiction" shall have the meaning provided in Section 3.02(a).

         "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services (other than accounts payable), (ii) the face amount of all letters of credit issued for the account of such Person and all drafts drawn thereunder,
(iii) all liabilities secured by any Lien (other than a Lien permitted under Section 7.01(i), (ii), (iv), (v), (vii), (viii), (ix), (x), (xi), (xii), (xiii)
and (xiv)) on any property owned by such Person, whether or not such liabilities have been assumed by such Person, and (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee.

         "Ineligible Securities" means securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. ss. 24, Seventh), as amended.

         "Initial Credit Event Date" shall mean the date on which the Loans are made.

         "Koch Acquisition" shall mean the acquisition by EOTT Energy Partners, L.P. from affiliates of Koch Industries, Inc., crude oil gathering and transportation assets in key oil producing regions.

         "Lender" shall have the meaning provided in the first paragraph of this Agreement.

         "Lender's Rate" shall mean (a) with respect to Tranche A, from the Effective Date through the Maturity Date, an interest rate per annum equal to
(i) the daily average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which dollar deposits in immediately available funds are offered to leading banks in the London interbank Eurodollar market on the day of the Loans in one-month deposits (ii) plus 300 basis points and (b), with respect to Tranche B, from the Effective Date through the Maturity Date, an interest rate per annum equal to (i) the daily average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which dollar deposits in immediately available funds are offered to leading banks in the London interbank Eurodollar market on the day of the Loans in one-month deposits (ii) plus 400 basis points to increase by 25 basis points every three (3) months thereafter.

         "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

         "Limited Partner" shall mean EOTT Energy Partners, L.P., a limited partnership formed under the laws of Delaware.

         "Limited Partner Partnership Agreement" shall mean the Amended and Restated Agreement of Limited Partnership of the Limited Partner, dated as of March 25, 1994, as amended on August 8, 1995 and July 16, 1996, among EOTT Energy Corp., as general partner, the limited partners named therein or who become limited partners as provided therein and Organizational Partner, Inc., a Delaware corporation, as the organizational limited partner, in the form annexed to and made part of the Registration Statement.

         "Loans" shall have the meaning provided in Section 2.01.

         "Loans Outstanding" shall mean at any time, the aggregate principal unpaid principal balance of the Loans.

         "Margin Stock" shall have the meaning provided in Regulation U of the Board of Governors of the Federal Reserve System.

         "Material Adverse Effect" shall mean a material adverse effect on the business, operations or financial condition of the Borrower and its Subsidiaries, taken as a whole, or of the General Partner, or a material adverse effect on the business, operations or financial condition of the Borrower and its Subsidiaries, taken as a whole, or of the General Partner, which is reasonably likely to occur within the next four years based on an event or events which have now occurred.

         "Maturity Date" shall mean December 31, 1999 for both Tranche A and Tranche B .

         "Moody's" shall mean Moody's Investor Service, Inc.

         "Net Worth" shall mean, as to any Person, the sum of its capital stock, capital in excess of par or stated value of shares of its capital stock, retained earnings and any other account which, in accordance with GAAP, constitutes stockholders equity, excluding any treasury stock, provided, however, that if such Person is a partnership, then "Net Worth" shall mean the total of all partnership equity accounts, which accounts are comprised of contributions and accumulated earnings less distributions.

         "Notes" shall have the meaning provided in Section 2.03.

         "Notice Office" shall mean 1400 Smith Street, Houston, Texas 77002, or such other office as the Lender may hereafter designate in writing as such to the other parties hereto.

         "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to the Lender, pursuant to the terms of this Agreement or any other Credit Document.

         "Open Position Report" shall mean the report issued by the Borrower to the Lender and acceptable in form to the Lender which sets forth the aggregate sum of all unhedged crude and petroleum product positions of the Borrower.

         "Payment Office" shall mean the Lender's account at Citibank, New York, ABA No. 021000089, Account No. 00076486, or such other place as the Lender may hereafter designate in writing as such to the Borrower.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA or any successor thereto.

         "Permitted Liens" shall have the meaning provided in Section 7.01.

         "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

         "Pipeline Subsidiary" shall mean EOTT Energy Pipeline Limited Partnership.

         "Plan" shall mean any multiemployer or single-employer plan as defined in Section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Borrower, or a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

         "Prime Lending Rate" shall mean the rate which The Chase Manhattan Bank, N.A. announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Chase Manhattan Bank, N.A. may make commercial loan or other loan at rates of interest at, above or below the Prime Lending Rate.

         "Real Property" of any Person shall mean all of the right, title and interest of such Person in and to land, improvements and fixtures, including leaseholds.

         "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

         "Release" shall mean disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing, releasing, pumping, injecting, depositing, dispersing, migrating, and the like, into or upon land or water or air, or otherwise entering into the indoor or outdoor environment or into or out of any Real Property, including the movement of Hazardous Materials through or in the air, soil, surface water, ground water or property.

         "Reportable Event" shall mean an event described in Section 4043(b) of ERISA with respect to a Plan as to which the 30-day notice requirement has not been waived by the PBGC.

         "S&P" shall mean Standard & Poor's Ratings Group.

         "SEC" shall mean the Securities and Exchange Commission.

         "Security Agreements" shall mean each of the security agreements, substantially in the form of Exhibits I-1 and I-2 attached to the Credit Agreement, an amendment of which is delivered pursuant to Section 6.12, as such security agreements may be modified, supplemented or amended from time to time.

         "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such-Person has more than a 50% equity interest at the time.

         "Subsidiary Guaranty" shall have the meaning provided in Section 7.18 of the Credit Agreement.

         "Subsidiary Limited Partnership Agreements" shall mean the Amended and Restated Agreement of Limited Partnership of EOTT Energy Canada Limited Partnership, dated March 24, 1994, between the General Partner, as general partner, and the Borrower, as limited partner, and the Amended and Restated Agreement of Limited Partnership of EOTT Energy Pipeline Limited Partnership, dated March 24, 1994, among the General Partner, as general partner, Organizational Partner, Inc., as the organizational limited partner, and the Borrower, as limited partner.

         "Taxes" shall have the meaning provided in Section 3.02(a).

         "Total Amount Available for Distribution" shall mean, for any fiscal quarter, the Quarterly Amount Available for Distribution plus the Distribution Reserve.

         "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

         "Unfunded Current Liability" of any Plan means the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year, determined in accordance with Statement of Financial Accounting Standards No. 35, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan, exceeds the fair market value of the assets allocable thereto, determined in accordance with Section 412 of the Code.

         "United States" and "U.S." shall each mean the United States of America.

         "U.S. Subsidiary" shall mean EOTT Energy Pipeline Limited Partnership, a limited partnership formed under the laws of Delaware.

         "Use Property" shall have the meaning provided in Section 5.23(a).

         "Voting Stock" shall mean the shares of capital stock and any other securities of a Person entitled to vote generally for the election of directors or any other securities (including, without limitation, rights and options), convertible into, exchangeable into or exercisable for, any of the foregoing (whether or not presently exercisable, convertible or exchangeable).

         "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

         "WTI Price" shall mean the "near month" Dollar price per barrel of West Texas Intermediate Crude Oil as published from time to time by the New York Mercantile Exchange, or if such price ceases at any time to be published by the New York Mercantile Exchange, such other substantially equivalent benchmark price of crude oil as the Lender and the Borrower shall determine in good faith.

         1.02 Principles of Construction. (a) All references to Sections, schedules and exhibits are to Sections, schedules and exhibits in or to this Agreement unless otherwise specified. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

         (b) All accounting terms not specifically defined herein shall be construed in accordance with GAAP in conformity with those used in the preparation of the financial statements referred to in Section 5.05.

         SECTION 2.  AMOUNT AND TERMS OF CREDIT.

         2.01 The Loans. Subject to and upon the terms and conditions set forth herein, the Lender agrees to make two loans on the Effective Date in the amounts of $175,000,000 (Tranche A) and $100,000,000 (Tranche B)(the "Loans") to the Borrower, which Loans shall be incurred and maintained at the Lender's Rate.

         2.02 Disbursement of Funds. No later than 3 p.m. (Houston, Texas time) on the Effective Date the Lender shall make available the amount of the Loans by depositing such amounts to the Borrower's account at the Disbursement Office in immediately available funds.

         2.03 Notes. (a) The Borrower's obligation to pay the principal of, and interest on, the Loans shall be evidenced by a Tranche A promissory note and a Tranche B promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit A (the "Notes").

         (b) The Notes issued to the Lender shall (i) be payable to the order of the Lender and be dated the Effective Date, (ii) be payable in the principal amount of the Loans, (iii) mature on the Maturity Date, (iv) bear interest as provided in Section 2.04, and (v) be entitled to the benefits of this Agreement and the other Credit Documents.

         2.04 Interest. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of the Loans from the date the proceeds thereof are made available to the Borrower until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall be the Lender's Rate in effect from time to time.

         (b) Overdue principal and, to the extent permitted by law, overdue interest in respect of the Loans shall bear interest at a rate per annum equal to the Base Rate in effect from time to time plus 2%; provided, however, that the Loans shall not bear interest after maturity at a rate per annum less than 2% plus the rate of interest applicable thereto at maturity.

         (c) Accrued interest shall be payable monthly in respect of the Loans no later than the fifth Business Day of the month immediately following the month for which the interest has accrued.

         2.05 Notice and Place of Payments. (a) Whenever the Borrower pays principal or interest on the Loans, it shall give the Lender at its Notice Office, written notice (or telephonic notice promptly confirmed in writing) of each payment to be made hereunder not later than 9:00 A.M. (Houston, Texas time) on the Business Day that such payment is to be made. Each such written notice or written confirmation of telephonic notice shall be irrevocable, and shall be given by the Borrower specifying (i) the aggregate principal amount of, and interest on, the Loans to be paid pursuant to such repayment and (ii) the date of such repayment (which shall be a Business Day).

         (b) The Borrower shall pay principal or interest on the Loans in Dollars in immediately available funds at the Payment Office.

         SECTION 3. PAYMENTS.

         3.01 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or the Notes shall be made to the Lender not later than 1:00 P.M. (Houston, Texas time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Lender. Whenever any payment to be made hereunder or under the Notes shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (unless such next succeeding Business Day is after the Maturity Date, in which event the due date shall be the immediately preceding Business Day) and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

         3.02 Net Payments; Taxes. (a) All payments required to be made by the Borrower hereunder, under the Notes or any other Credit Document, will be made without setoff, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments, deductions or other charges of whatever nature, now or hereafter existing, levied, imposed or asserted to be due by any jurisdiction or by any political subdivision or taxing authority thereof or therein and all interest, penalties or other liabilities with respect thereto (collectively, "Taxes"), but excluding from the provisions of this sentence any tax imposed on or measured by the net income of the Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office of Lender is located (its "Home Jurisdiction"). If any Taxes (other than any Taxes imposed on or measured by the net income of the Lender pursuant to the laws of its Home Jurisdiction) are levied or imposed or asserted to be due by way of deduction or withholding, the Borrower agrees (i) to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due hereunder and amounts payable under the Notes and under any other Credit Document, after withholding or deduction for or on account of all Taxes (including, without limitation, deductions and withholdings applicable to such additional sums), will not be less than the amount provided for herein and in each such Note and other Credit Document; and (ii) the Borrower shall duly and timely pay the full amount deducted and withheld to the relevant taxing authority or other authority in accordance with applicable law. If any amounts are payable pursuant to the preceding sentence, the Borrower shall also pay the Lender, upon the written request of the Lender, such additional amounts as may be necessary so that the amount received pursuant to the preceding sentence, after subtracting all Taxes (including, without limitation, withholding taxes and taxes on or measured by net income) imposed by any jurisdiction (including the Lender's Home Jurisdiction), in respect of the receipt or accrual of Taxes and other amounts paid or payable to or on behalf of the Lender pursuant to the preceding sentence and this sentence, shall equal such Taxes indemnified against pursuant to the preceding sentence, all as determined by the Lender in its reasonable discretion. For purposes of this Section 3.02, the term "Lender" shall (without limitation) include any person who, for purposes of the relevant laws imposing any Taxes, is treated as a successor or assign in interest of all or any portion of an interest in any Credit Documents, whether such person acquires such interest pursuant to a participation or otherwise and whether or not such person is a registered assign.

         (b) In addition, the Borrower will indemnify and hold harmless the Lender for the amount of any Taxes incurred in respect of or as a result of any payments made or required to be made hereunder, under the Notes or other Credit Document or the execution, delivery, transfer of or any other event or matter in respect of all or any portion of or any interest in any such agreement or document, of any nature whatsoever that are levied, imposed or asserted to be due by any jurisdiction or by any political subdivision or taxing authority thereof or therein and paid by the Lender, but excluding from the provisions of this sentence any tax imposed on or measured by the net income of the Lender pursuant to the laws of its Home Jurisdiction. If any such Taxes are paid by the Lender, the Borrower will pay the Lender the full amount of such Taxes, and such additional amounts as may be necessary so that the amount received pursuant to this sentence, after reduction for all Taxes (including, without limitation, withholding taxes and taxes imposed on or measured by net income) incurred as a result of the receipt or accrual of the amounts payable pursuant to this sentence under the laws of all such jurisdictions and political subdivisions and taxing authorities (including the Lender's Home Jurisdiction), shall equal the amount of such Taxes paid by the Lender, together with interest thereon at the overdue interest rate provided in Section 2.04(b). The Lender agrees that it shall notify the Borrower of any notice of deficiency, proposed adjustment or other written claim by a taxing authority with respect to a Tax for which the Borrower is obligated to indemnify the Lender pursuant to this
Section 3.02(b); provided, however, that the Lender's failure to provide such notice shall in no way affect the obligation of the Borrower to indemnify the Lender pursuant to this Section 3.02. Payments by the Borrower pursuant to this indemnification shall be made within 30 days from the date the Lender makes written demand therefor, which demand shall be accompanied by a certificate describing in reasonable detail the basis thereof.

         (c) The Borrower will furnish to the Lender within 30 days after the date the payment of any Taxes, or any withholding or deduction on account thereof, is due pursuant to applicable law certified copies of tax receipts, or other evidence of payment sufficient to establish a deduction or foreign tax credit with respect to such Taxes for the applicable Lender, evidencing such payment by the Borrower.

         SECTION 4. CONDITIONS PRECEDENT.

         The obligation of the Lender to make the Loans is subject to the satisfaction of the following conditions:

         4.01 Execution of Agreement; Notes. There shall have been delivered to the Lender the Notes executed by the Borrower in the amount, maturity and as otherwise provided herein.

         4.02 First Omnibus Amendment. The Borrower shall have duly authorized, executed and delivered, and shall have caused each of its Subsidiaries other than Pipeline Subsidiary to duly authorize, execute and deliver, a First Omnibus Amendment to Security Agreements and Subsidiary Guaranty substantially in the form of Exhibit C.

         4.03 Partnership Documents; Proceedings. All partnership and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Lender, and the Lender shall have received all information and copies of all certificates, documents and papers, including good standing certificates and other evidence of the Borrower's ability to conduct its business and any other records of proceedings and governmental approvals, if any, that the Lender reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper authorities.

         4.04 No Default; Representations and Warranties. On the Initial Credit Event Date and also after giving effect to the Loans (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such time.

         4.05 No Material Adverse Change. Since June 30, 1998, nothing shall have occurred as of the Initial Credit Event Date and also after giving effect to the Loans which has resulted in a Material Adverse Effect.

         4.06 Insurance Coverage. On the Initial Credit Event Date, the policies of insurance listed on Schedule I of the Credit Agreement (or such policies issued in substitution therefor in accordance with Section 10.03 of the Credit Agreement) shall be in full force and effect and there shall exist no breach by the insured under any such policy which could give the insurer the right to terminate such policy.

         4.07 Solvency. On the Initial Credit Event Date, each of the General Partner and the Borrower, the Canadian Subsidiary and the U.S. Subsidiary shall be solvent.

         4.08 Subsidiary Guaranties. On or prior to the Initial Credit Event Date, each Subsidiary of the Borrower other than Pipeline Subsidiary shall have duly authorized, executed and delivered a guaranty in the form of Exhibit N (each such guaranty, as modified, supplemented or amended from time to time, a "Subsidiary Guaranty").

         4.09 Additional Information. The Lender shall have received such other information and documents as may reasonably be required by the Lender or its counsel.

The acceptance of the benefits of the Loans shall constitute a representation and warranty by the Borrower to the Lender that all the conditions specified in
Section 4.04 exist as of that time. The Notes, the certificates and other documents and papers referred to in this Section 4, unless otherwise specified, shall be delivered to the Lender at the Lender's Notice Office.

         SECTION 5. REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

         In order to induce the Lender to enter into this Agreement and to make the Loans, the Borrower makes the following representations and warranties to, and agreements with, the Lender, all of which shall survive (but shall speak as of the date given pursuant to the terms hereof) the execution and delivery of this Agreement and the making of the Loans:

         5.01 Partnership Status. The Borrower (i) is a duly formed and validly existing limited partnership under the laws of Delaware, (ii) has the power and authority to own its property and assets and to transact the business in which it is engaged and (iii) has been duly qualified and is authorized to do business in all jurisdictions where it is required to be so qualified and where the failure to be so qualified would have a Material Adverse Effect.

         5.02 Authorization and Power. The Borrower has the power to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is party and has taken all necessary action to authorize the execution, delivery and performance by it of each of such Credit Documents. The Borrower has, or in the case of the Credit Documents other than this Agreement, by the Initial Credit Event Date will have, duly executed and delivered each of the Credit Documents to which it is party, and each of such Credit Documents constitutes or, in the case of each such other Credit Document when executed and delivered, will constitute, its legal, valid and binding obligation enforceable in accordance with its terms.

         5.03 No Violation. Neither the execution, delivery or performance by the Borrower of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof, nor the use of the proceeds of the Loans (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality applicable to the Borrower or its properties, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Agreements) upon any of the property or assets of the Borrower pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other agreement, contract or instrument to which the Borrower is a party or by which it or any of its property or assets is bound or to which it may be subject except such as could not result in a Material Adverse Effect or (iii) will violate any provision of the Borrower Partnership Agreement.

         5.04 Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the Initial Credit Event Date), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Credit Document to which the Borrower is a party or (ii) the legality, validity, binding effect or enforceability of any such Credit Document.

         5.05 Financial Statements; Financial Condition; Undisclosed Liabilities; etc (a) The audited consolidated statements of financial condition of the Limited Partner and its Consolidated Subsidiaries at December 31, 1997 and the related audited consolidated statements of income and retained earnings and changes in financial position of the Limited Partner and its Consolidated Subsidiaries for the fiscal year ended on such date and the unaudited consolidated statements of financial condition of the Limited Partner and its Consolidated Subsidiaries at June 30, 1998, and the related unaudited consolidated statements of income and retained earnings and changes in financial position of the Limited Partner and its Consolidated Subsidiaries for the fiscal quarter ended on such date, and heretofore furnished to the Lender present fairly the consolidated financial condition of the Limited Partner and its Consolidated Subsidiaries at the date of such statements of financial condition and the consolidated results of the operations of the Limited Partner and its Consolidated Subsidiaries for such fiscal year. The consolidated unaudited statements of financial condition of the Borrower and its Consolidated Subsidiaries at December 31, 1997 and the related consolidated statements of income and retained earning and changes in financial position of the Borrower and its Consolidated Subsidiaries for the fiscal year ended on such date and the unaudited consolidated statements of financial condition of the Borrower and its Consolidated Subsidiaries at June 30, 1998, and the related unaudited consolidated statements of income and retained earnings and changes in financial position of the Borrower and its Consolidated Subsidiaries for the fiscal quarter ended on such date and heretofore furnished to the Lender present fairly the consolidated financial condition and the consolidated results of the operations of the Borrower and its Consolidated Subsidiaries for such fiscal periods. All such financial statements have been prepared in accordance with GAAP and practices consistently applied. Since June 30, 1998, there has been no Material Adverse Effect.

         (b) Except as fully reflected in the financial statements delivered pursuant to Section 5.05(a), there were as of the Effective Date no liabilities or obligations with respect to the Limited Partner or the Borrower or any of its respective Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would be material to the Limited Partner or the Borrower, as the case may be, or to the Limited Partner or the Borrower, as the case may be, and its respective Subsidiaries taken as a whole.

         5.06 Solvency. On and as of the date of the Loans, both before and after giving effect to the Loans, and Liens created, and to be created, by the Borrower or any of its Subsidiaries in connection therewith, and with respect to each of the Borrower, the General Partner, and each of the Borrower's Subsidiaries (each of such Persons, a "Credit Party"), (x) the sum of the assets, at fair valuation, and the present fair salable value of the assets, of each Credit Party will exceed its debts, (y) it has not incurred nor intended to, nor believes that it will, incur debts beyond its ability to pay such debts as such debts mature and (z) it will have sufficient capital with which to conduct its business. For purposes of this Section 5.06, "fair valuation" means the amount at which the assets, in their entirety, of the Credit Party, would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act, "present fair salable value" means the amount that could be obtained by an independent willing seller from an independent willing buyer if the assets of the Credit Party are sold with reasonable promptness under normal selling conditions in a current market, "debt" means any liability on a claim, and "claim" means (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

         5.07 No Default. Except as may hereafter be disclosed by the Borrower to the Lender in writing and waived as provided in Section 9.10 hereof, no event has occurred and is continuing which constitutes an Event of Default or which, with the lapse of time or giving of notice or both, would constitute an Event of Default.

         5.08 Material Adverse Effect. Except as may hereafter be disclosed by the Borrower to the Lender in writing and waived as provided in Section 9.10 hereof, since September 30, 1995, no changes to the Borrower, the Limited Partner and/or the General Partner have occurred which have a Material Adverse Effect.

         5.09 No Litigation. Except as may hereafter be disclosed by the Borrower to the Lender and the Lender in writing and waived as provided in
Section 9.10 hereof, there are no actions, suits or legal, equitable, arbitration or administrative proceedings pending, or to the best knowledge of the Borrower threatened (i) with respect to this Agreement or any of the other Credit Documents or (ii) that have resulted or are reasonably likely to result in a Material Adverse Effect.

         5.10 True and Complete Disclosure. All factual information heretofore or contemporaneously furnished by the Borrower or any of its Affiliates or any Person authorized by the Borrower or any of its Affiliates the Lender or any agent thereof, including its counsel (including without limitation all information contained in the Credit Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information hereafter furnished by the Borrower or any of its Affiliates or any Person authorized by the Borrower or any of its Affiliates in writing to any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information not misleading at such time in light of the circumstances under which such information was provided.

         5.11 Use of Proceeds; Margin Regulations. The proceeds of the Tranche A loan will be used by the Borrower to repay $39,300,000 in outstanding obligations currently under the Credit Agreement dated January 3, 1996 and to partially finance the acquisition of the Koch assets. The Tranche B loan will be used by the Borrower to finance the acquisition of the Koch assets.

         (b) No part of the proceeds of the Loans will be used by the Borrower to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. The making of the Loans hereunder will not violate or be inconsistent with the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

         (c) The Borrower shall not, directly or indirectly, use any proceeds of the (i) knowingly to purchase Ineligible Securities from any Broker-Dealer during any period in which such Broker-Dealer makes a market in such Ineligible Securities, (ii) knowingly to purchase during the underwriting or placement period Ineligible Securities being underwritten or privately placed by any Broker-Dealer, or (iii) to make payments of principal or interest on Ineligible Securities underwritten or privately placed by any Broker-Dealer and issued by or for the benefit of the Borrower or any Affiliate of the Borrower.

         5.12 Tax Returns and Payments. Each of the Borrower and its Subsidiaries has filed all tax returns required to be filed by it and has paid all income taxes payable by it which have become due pursuant to such tax returns and all other taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith and for which adequate reserves have been established. Each of the Borrower and its Subsidiaries has paid, or has provided adequate reserves (in the good faith judgment of the management of the Borrower) for the payment of, all federal and state income taxes applicable for all prior fiscal years and for the current fiscal year to the date hereof.

         5.13 Compliance with ERISA. Except to the extent one or more of the following, if untrue, would not, singly or in the aggregate, have a Material Adverse Effect: each Plan is in substantial compliance with ERISA and the Code; no Reportable Event has occurred with respect to a Plan; no Plan is insolvent or in reorganization; no Plan has a Unfunded Current Liability; no Plan has an accumulated or waived funding deficiency, has permitted decreases in its funding standard account or has applied for an extension of any amortization period within the meaning of Section 412 of the Code; all contributions required to be made with respect to a Plan have been timely made; neither the Borrower nor any Subsidiary nor any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to Section 409, 502(i), (502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of
the Code of expects to incur any liability (including any indirect, contingent, or secondary liability) under any of the foregoing Sections with respect to any Plan; no proceedings have been instituted to terminate or appointing a trustee to administer any Plan; no condition exists which presents a material risk to the Borrower or any Subsidiary or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no lien imposed under the Code or ERISA on the assets of the Borrower or any Subsidiary or any ERISA Affiliate exists or is likely to arise on account of any Plan; and the Borrower and its Subsidiaries may cease contributions to or terminate any employee benefit plan maintained by any of them without incurring any material liability.

         5.14 Compliance with Statutes, etc Each of the Borrower and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as would not, in the aggregate, have a Material Adverse Effect.

         5.15 Security Interest. Pursuant to the Security Agreements, the Lender has a valid and perfected continuing security interest of first priority (subject to Excepted Liens) in the Collateral.

         5.16 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         5.17 Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         5.18 Labor Relations. Except as previously disclosed by the Borrower to the Lender in writing, neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that could have a Material Adverse Effect on the Borrower or on the Borrower and its Subsidiaries taken as a whole. Except as previously disclosed by the Borrower to the Lender in writing, there is (i) no significant unfair labor practice complaint pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them and (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Borrower of any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries.

         5.19 Patents, Licenses, Franchises and Formulas. Each of the Borrower and its Subsidiaries owns all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, would result in a Material Adverse Effect.

         5.20 Properties. The Borrower and each of its Subsidiaries has good and indefeasible title to substantially all properties owned in fee by it and valid and subsisting leasehold interests in substantially all properties leased by it, in each case, free and clear of all Liens, other than Liens permitted by Section 7.01.

         5.21 Partnership Structure. The sole general partner of the Borrower is the General Partner. The sole limited partner of the Borrower is the Limited Partner. The Percentage Interest (as defined in the Borrower Partnership Agreement) owned of record (i) by the General Partner is 1% and (ii) by the Limited Partner is 99%.

         5.22 Fiscal Year. The fiscal year of each of the Borrower and General Partner ends on December 31.

         5.23 Compliance with Environmental Laws. The Borrower represents and warrants to the Lender that, (a) except as set forth on Schedule II:

              (i) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, or Released or disposed of on or from any assets or other property at any time owned, leased or operated by the Borrower or its Subsidiaries (the "Company Property") or, to the knowledge of the Borrower, the Paramount Refining or Lakewood Tank Farm property or any of the property on which the Borrower stores, transports or has processed its crude oil or petroleum products (the "Use Property") or any property adjoining or in the vicinity of any such Property, except in substantial compliance with all applicable Environmental Laws in effect at relevant times, and so as not to give rise to a material or potentially material Environmental Claim.

              (ii) The Borrower and each of its Subsidiaries are in compliance in all material respects with all applicable Environmental Laws currently in effect with respect to its operations and any Company Property and the requirements of any permits issued under such Laws with respect to any such Company Property or operations.

              (iii) There are no pending or threatened Environmental Claims against the Borrower, or any of its Subsidiaries or any Company Property or, to the knowledge of the Borrower, any Use Property.

              (iv) There are no facts, circumstances, conditions or occurrences relating to the operations of the Borrower or any of its Subsidiaries, any Company Property or, to the knowledge of the Borrower, any Use Property or, to the knowledge of the Borrower, any property adjoining or in the vicinity of such property, that could reasonably be anticipated (i) to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any of their property or (ii) to cause such Company Property, Use Property or any inventory of the Borrower to be subject to any material restrictions on the ownership, occupancy, use or transferability of such property under any Environmental Law.

              (v) There are no underground storage tanks located on any Company Property.

         (b) None of the matters disclosed on Schedule II, individually or in the aggregate, could have a Material Adverse Effect.

         5.24 No Liens. As of the Effective Date, there are no Liens upon or with respect to any property or assets (real or personal, tangible or intangible) of the Borrower or any of its Subsidiaries now owned other than Liens permitted pursuant to Section 7.01.

         SECTION 6. AFFIRMATIVE COVENANTS.

         The Borrower covenants and agrees that on and after the Effective Date and until the Loans and the Notes, together with interest, fees and all other Obligations incurred hereunder and thereunder and under the other Credit Documents to which the Borrower is a party, are paid and performed in full (other than such Obligations which, at such time, are not then due and payable but may arise only pursuant to Section 9.11):

         6.01 Information Covenants. The Borrower will furnish to Lender:

         (a) Monthly Reports. If not provided to the Lender pursuant to the Credit Agreement, within 60 days after the end of each of the first two monthly accounting periods of each fiscal quarter, the unaudited consolidated and consolidating statements of financial condition of the Borrower and its Consolidated Subsidiaries as at the end of such monthly accounting period, and the related unaudited consolidated and consolidating statements of income and retained earnings and statements of changes in financial position for such monthly accounting period, all of which shall be in reasonable detail, prepared in accordance with GAAP, and certified by an appropriate officer of the General Partner to the effect that they fairly present the financial condition of the Borrower and its Subsidiaries, as of the dates indicated, subject to changes resulting from audit and normal year-end audit adjustments.

         (b) Quarterly Financial Statements. (i) Promptly upon any filing with the SEC, but in any event within 60 days (or 90 days in the case of the fourth fiscal quarter) after the close of each quarterly accounting period in each fiscal year of the Borrower, the consolidated and consolidating statements of financial condition of the Borrower and its Consolidated Subsidiaries as at the end of such quarterly period and the related consolidated and consolidating statements of income and retained earnings and statements of changes in financial position of such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, in each case setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be prepared in accordance with GAAP and certified by an appropriate officer of the General Partner, subject to normal year-end audit adjustments.

              (ii) Within 60 days (or 90 days in the case of the fourth fiscal quarter) after the close of each quarterly accounting period in each fiscal year of the General Partner, the statements of financial condition of the General Partner as at the end of such quarterly period and the related statements of income and retained earnings and statements of changes in financial position of such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, in each case setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be prepared in accordance with GAAP and certified by an appropriate officer of the General Partner, subject to normal year-end audit adjustments.

         (c) Annual Financial Statements. (i) Promptly upon any filing with the SEC, but in any event within 95 days after the close of each fiscal year of the Borrower, the consolidated and consolidating statements of financial condition of the Borrower and its Consolidated Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income and retained earnings and statements of changes in financial position for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year and prepared in accordance with GAAP and certified, in the case of the consolidated financial statements, by independent certified public accountants of recognized national standing reasonably acceptable to the Lender, in each case together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of the Borrower, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

              (ii) Within 90 days after the close of each fiscal year of the General Partner, the statements of financial condition of the General Partner as at the end of such fiscal year and the related statements of income and retained earnings and statements of changes in financial position for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year and prepared in accordance with GAAP and certified by an appropriate officer of the General Partner.

         (d) Officer's Certificates. At the time of the delivery of the financial statements provided for in Sections 6.01(a), (b) and (c), a certificate of an appropriate officer of the General Partner to the effect that, to the best of his knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extend thereof, which certificate shall set forth the calculations required to establish whether the Borrower was in compliance with the provisions of Sections 7.05, 7.06 and 7.07, inclusive, at the end of such fiscal quarter or year, as the case may be.

         (e) Notice of Default or Litigation. Promptly, and in any event within three Business days after an officer of the Borrower obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or Event of Default, (ii) any litigation or governmental proceeding pending (x) against the Borrower or any of its Subsidiaries which could have a Material Adverse Effect or (y) with respect to any Credit Document and (iii) any other event which is likely to have a Material Adverse Effect.

         (f) Other Reports and Filings. If not provided to the Lender pursuant to the Credit Agreement, promptly, copies of all financial information, proxy materials and other information and reports, which shall include each For 10-Q, which the Borrower or Limited Partner shall file with the SEC or any governmental agencies substituted therefor.

         (g) Other Information. From time to time, such other information or documents (financial or otherwise) as the Lender may reasonably request.

         6.02 Books, Records and Inspections. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Lender to visit and inspect, under guidance of officers of the General Partner, any of the properties of the Borrower or such Subsidiary, and will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Lender to examine the books of record and account of the Borrower or such Subsidiary and discuss the affairs, finances and accounts of the Borrower or such Subsidiary with, and be advised as to the same by, officers of the General Partner, all at such reasonable times and intervals and to such reasonable extent as the Lender may request.

         6.03 Maintenance of Property, Insurance. Schedule I sets forth a true and complete listing of all insurance maintained by or on behalf of the Borrower and its Subsidiaries as of the Effective Date, with the amounts insured on the Effective Date set forth therein. The Borrower will, and will cause each of its Subsidiaries to, (i) keep all property useful and necessary in its business in good working order and condition, (ii) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are described in Schedule I, with the minimum amount required to be insured set forth in such Schedule, (iii) furnish to Lender annually certificates of all insurance policies and if requested by the Lender full information as to the insurance carried and certified copies of applicable provision of such policies and (iv) cause the Lender to be named as loss payee on each such insurance policy.]

         6.04 Environmental Laws; Inspection; Notice. (a) The Borrower will comply in all material respects, and cause each of its Subsidiaries to comply in all material respects, with the requirements of all applicable Environmental Laws and shall not permit or suffer any of its Subsidiaries to, generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials except in compliance in all material respects with applicable Environmental Laws and so as not to give rise to an Environmental Claim, and shall not, permit or suffer any of its Subsidiaries to, cause or permit, as a result of any intentional or unintentional act or omission on the part of the Borrower or any Subsidiary thereof, the installation or placement of Hazardous Materials in violation of or actionable under applicable Environmental Laws onto any of its property or suffer the presence of Hazardous Materials in violation of or actionable under applicable Environmental Laws on any of its property without, upon knowledge of such violation, having taken prompt steps to remedy such violation. The Borrower shall, and shall cause each of its Subsidiaries to, promptly undertake and diligently pursue to completion any remedial clean-up action required of the Borrower or any Subsidiary under applicable Environmental Laws in the event of any Release of Hazardous Materials.

         (b) Upon the Lender' written request, at any time and from time to time, but in any event no more frequently than once a year, the Borrower will provide, at the Borrower's sole cost and expense, an environmental site assessment report concerning any Company Property or Use Property, prepared by an environmental consulting firm approved by the Lender, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action in connection with any Hazardous Materials on such Property, provided, however, no such request may be made unless the Lender reasonably believe that (i) there is material noncompliance with Environmental Laws with respect to any Company Property or any Use Property or (ii) a Default or Event of Default is in existence. The scope of any environmental assessment will be subject to good faith negotiation between the Borrower and the Lender. If the Borrower fails to provide the same, after 30 days' written notice the Lender may order the same, and the Borrower shall grant and hereby grants to the Lender and their Lenders access to such Company Property and/or Use Property and specifically grants the Lender an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment; and the cost of such assessment will be added to the Obligations and secured by the Collateral, and shall be immediately due and payable on demand and with interest at the rate specified in Section 2.04(b).

         (c) The Borrower will immediately advise the Lender in writing as soon as the Borrower becomes aware of any of the following:

              (i) Any pending or threatened Environmental Claim against the Borrower or any Company Property or Use Property;

              (ii) Any condition or occurrence on any Company Property or Use Property that (a) results in material noncompliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law, or (b) could reasonably be anticipated to form the basis of an Environmental Claim against the Borrower, any of its Subsidiaries or any of its Affiliates or any Company Property or Use Property;

              (iii) Any condition or occurrence on any Company Property or Use Property or any property adjoining or in the vicinity of any Company Property or Use Property that could reasonably be anticipated to cause inventory or other property of Borrower to be subject to any material restrictions on the ownership, use or transferability under any Environmental Law; and

              (iv) The taking of any material removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Company Property or Use Property.

         All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the response thereto. In addition, the Borrower will provide the Lender with copies of all communications with any government or governmental agency relating to material or potentially material violations of Environmental Laws, all communications with any person relating to Environmental Claims, and such detailed reports of any Environmental Claim as may reasonably be requested by the Lender.

         6.05 Franchises. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its material rights, franchises, licenses and patents except where the failure to do so could not have a Material Adverse Effect.

         6.06 Payment of Taxes. The Borrower shall pay and discharge or cause to be paid and discharged, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, in each case on a timely basis, and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of the Borrower or any of its Subsidiaries; provided that neither the Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with generally accepted accounting principles.

         6.07 Compliance with Laws, etc The Borrower will, and will cause each of its Subsidiaries to, comply with all applicable laws, statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statues, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, in the aggregate, have a Material Adverse Effect.

         6.08 ERISA. As soon as possible and, in any event, within 10 days after the Borrower, any Subsidiary or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following which, singly or in the aggregate, could have a Material Adverse Effect, the Borrower will deliver to each of the Lender a certificate of the chief financial officer of the Borrower setting forth details as to such occurrence and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency has been incurred or an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan; that a contribution required to be made to a Plan has not been timely made; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV or ERISA; that a Plan has an Unfunded Current Liability giving rise to a lien under ERISA or the Code; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan; that a proceeding has been instituted pursuant to
Section 515 of ERISA to collect a delinquent contribution to a Plan; that the Borrower, any Subsidiary or any ERISA Affiliate will or may incur any liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971 or 4975 of the Code or Section 409 or 502(i) or 502(l) of
ERISA; or that the Borrower or any Subsidiary may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA).

         6.09 End of Fiscal Years; Fiscal Quarters. The Borrower shall cause (and shall not change) (i) each of its, and each of its Subsidiary's, fiscal years to end on December 31 and (ii) each of its, and each of its Subsidiary's, fiscal quarters to end on March 31, June 30, September 30 and December 31.

         6.10 Performance of Obligations. The Borrower will, and will cause each of its Subsidiaries to, perform all its obligations under the terms of each mortgage indenture, security agreement and other debt instrument by which it is bound.

         6.11 Maintenance of Existence. At all times the Borrower and each of its Subsidiaries will each remain a duly formed and validly existing limited partnership under the laws of Delaware in good standing, with the power and authority to own its property and assets and to transact the business in which it is engaged and will be duly qualified and authorized to do business in good standing in all jurisdictions where it is required to be so qualified and where the failure to be qualified would have a Material Adverse Effect.

         6.12 Licenses, Approvals, etc At all times the Borrower will maintain all licenses, approvals, authorizations, validations, filings, recording and registrations as required by any governmental or public body or authority, or any subdivision thereof, or as required hereunder, to conduct its business as presently conducted (except where the failure to do so would not have a Material Adverse Effect) or in connection with the legality, validity, binding effect or enforceability of the Credit Documents.

         6.13 Security Agreement. The Borrower shall duly authorize, execute and deliver, a Security Agreement and at all times the Lender shall have a valid and perfected continuing security interest of first priority (subject to Excepted Liens) in all of the Collateral.

         6.14 Lender's Interest in Borrower. During the term of the Loans, the Borrower shall not repurchase, redeem, or retire any partnership units of the Limited Partner without repurchasing, redeeming, or retiring a proportionate amount of such units owned by the Lender or any of its Consolidated Subsidiaries.

         6.15 Subsidiary Guaranties The Borrower shall cause each of its Subsidiaries other than Pipeline Subsidiary (whether existing as of the Effective Date or created thereafter) to duly authorize, execute and deliver a Subsidiary Guaranty.

         SECTION 7. NEGATIVE COVENANTS.

         The Borrower covenants and agrees that on and after the Effective Date and until the Loans and the Notes, together with interest, fees and all other Obligations incurred hereunder and thereunder and under the other Credit Documents to which the Borrower is a party, are paid in and performed in full (other than such Obligations which, at such time, are not then due and payable but may arise only pursuant to Section 9.11):

         7.01 Liens. Except as specifically contemplated by this Agreement, the Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, provided that the provisions of this Section 7.01 shall not prevent the creation, incurrence, assumption or existence of:

              (i) Liens for taxes not yet due, or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP;

              (ii) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law or agreement, which were incurred in the ordinary course of business, such as carriers', warehousemen's and mechanics' liens and other similar Liens created by statute for the benefit of interest owners of oil and gas production, and (x) which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower or any of its Subsidiaries, (y) which secure amounts (but not Indebtedness) which are not yet due or (z) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

              (iii) Liens in existence on the Effective Date which are listed, and the property subject thereto described, in Schedule VI of the Credit Agreement (Liens described in this clause (iii), "Permitted Liens");

              (iv) Liens created pursuant to the Security Agreements;

              (v) Pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation;

              (vi) Liens on Real Property owned by the Borrower as of the Effective Date provided that the Borrower shall have received the prior written consent of the Lender to such Liens (such consent not to be unreasonably withheld);

              (vii) good faith deposits in connection with any tender, lease of real estate, bid or contract (other than any contract for the payment of Indebtedness), deposits to secure any duty or public or statutory obligation, deposit to secure, or in lieu of, surety, stay or appeal bond, and deposits as security for the payment of any tax or assessment or similar charge;

              (viii) Liens arising by reason of any deposit with, or the giving of any form of security to (in either case in an aggregate principal amount not to exceed $500,000 unless such security is a letter of credit, in which case such security shall not be subject to the $500,000 limit), any governmental agency or any body created or approved by law for any purpose at any time in connection with the financing of the acquisition or construction of property to be used in the business of the Borrower or Subsidiary or as required by law as a condition to the transaction of any business or the exercise of any privilege or license, or to enable the Borrower or a Subsidiary to maintain self insurance or to participate in any fund established to cover any insurance risk or in connection with workmen's compensation, unemployment insurance, old age pension or other social security, or to share in the privileges or benefits required for companies participating in such arrangements;

              (ix) easements, servitudes, rights-of-way or other rights, exceptions, reservations, conditions, limitations, covenants or other similar restrictions or imperfections in title which do not materially detract from or interfere with the operation, value or use of the properties affected thereby;

              (x) rights of first refusal entered into the ordinary course of business;

              (xi) Liens on accounts maintained with commodity brokers or finance affiliates thereof incurred in the ordinary course of business;

              (xii) Liens consisting of any (i) statutory landlord's Lien under any lease to which the Borrower or any Subsidiary is a party or any other Lien on leased property reserved in any lease thereof for rent or for compliance with the terms of such lease, (ii) rights reserved to or vested in any municipality or governmental, statutory or public authority to control or regulate any property of the Borrower or any Subsidiary or to use such property in any manner which does not materially impair the use of such property for the purpose for which it is held by the Borrower or any such Subsidiary; (iii) obligations or duties to any municipality or public authority with respect to any franchise, grant, license, lease or permit and the rights reserved or vested in any governmental authority or public utility to terminate any such franchise, grant, license, lease or permit or to condemn or expropriate any property, or (iv) zoning laws, ordinances or municipal regulations;

              (xiii) Liens on deposits required by any person with whom the Borrower or any Subsidiary enters into forward contracts, futures contracts, swap agreements or other commodities contracts in the ordinary course of business;

              (xiv) Liens on any property of the Borrower or any Subsidiary thereof in favor of the government of the United States of America or of any state, or any political subdivision of either thereof, or any department, agency or instrumentality of either thereof (collectively, "Governments"), in order to permit the Borrower or such Subsidiary to perform any contract or subcontract made with or at the request of such Government, securing any partial, progress, advance or other payment by such Government to the Borrower or such Subsidiary under such contract or subcontract, to the extent such Lien is required by such contract or subcontract or by any law relating thereto; and

              (xv) Liens securing the Credit Agreement and related documents created pursuant to the Credit Documents ("Credit Documents" for purposes of this Section 7.01(xv) having the meaning provided in the Credit Agreement).

         7.02 Consolidation, Merger, Sale of Assets, etc The Borrower will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any substantial part of its property or assets, or purchase or otherwise acquire (in one or a series of related transactions) a refinery, or permit any of its Subsidiaries so to do any of the foregoing, except that (i) the Borrower and its Subsidiaries may make sales of inventory in the ordinary course of business, (ii) the Borrower and its Subsidiaries may, in the ordinary course of business, sell equipment which is uneconomic or obsolete and (iii) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving entity) and any Subsidiary of the Borrower may be merged with or into any one or more wholly-owned (or 99% owned) Subsidiaries of the Borrower (provided that the wholly-owned (or 99% owned) Subsidiary shall be the continuing or surviving entity).

         7.03 Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness other than (a) Indebtedness hereunder, (b) Indebtedness in existence on the Effective Date and set forth in Schedule III("Existing Indebtedness"), (c) Indebtedness permitted pursuant to Section 7.11(iv), (d) Indebtedness which is a guaranty of the obligations of Canadian Subsidiary with respect to any Foreign Exchange Lines, or (e) Indebtedness under the Credit Agreement.

         7.04 Transactions With Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of the Borrower, other than (i) on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate or (ii) as may be permitted by Sections 6.6(c) or (e) of the Limited Partner Partnership Agreement or Sections 6.6(b) or (d) of the Borrower Partnership Agreement.

         7.05 Minimum Tangible Net Worth. At all times after the calendar month December 1, 1998, the Borrower shall not at any time permit its Consolidated Tangible Net Worth to be less than $80,000,000.

         7.06 Minimum Working Capital. The Borrower shall not, at any time, permit the ratio of the Consolidated Current Assets of the Borrower and its Subsidiaries plus $75,000,000 to the Consolidated Current Liabilities of the Borrower and its Subsidiaries to be less than one to one; provided that, amounts owing by the Borrower to the Lender under the Amended and Restated Revolving Credit Agreement dated as of December 1, 1998 between the Borrower and the Lender shall be excluded from "Consolidated Current Liabilities" for purposes of this Section 7.06.

         7.07 Open Crude Positions. The Borrower shall not permit, at any time,
(i) the aggregate of its crude and petroleum open positions to exceed the Borrower's authorized limits(excluding base stock) (as shown on its Open Position Report) or (ii) the aggregate of the Borrower's crude and petroleum open base stock positions to exceed the Borrower's authorized limits .

         7.08 Risk Management Policies. The Borrower shall not permit, at any time, its policies related to the management of foreign exchange risk and commodities price risk to change in any material respect from the policies in existence on the Effective Date.

         7.09 Business. The Borrower will not, and will not permit any of its Subsidiaries to (i) engage (directly or indirectly) in any business other than the business in which any such entity is engaged on the Effective Date or those activities reasonably construed to be a part of their businesses and (ii) change the business of the Borrower or any of its Subsidiaries in any material respect from their businesses as conducted on the Effective Date.

         7.10 Limitation on Voluntary Payments and Modifications of Indebtedness; Modifications of Certificate of Limited Partnership, Borrower Partnership Agreement and Certain Other Agreements; etc The Borrower will not, and will not permit any of its Subsidiaries to, (i) make any voluntary or optional payment or prepayment on or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) any Existing Indebtedness or (ii) amend or modify, or permit the amendment or modification of, any provision of any Existing Indebtedness or of any agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any of the foregoing or (iii) amend, modify or change its Certificate of Limited Partnership (including, without limitation, by the filing or modification of any certificate of designation), the Borrower Partnership Agreement or the Subsidiary Limited Partnership Agreements, or any agreement entered into by it, with respect to its partnership units, or enter into any new agreement with respect to its partnership units; provided, however, that the Borrower may, upon prior notice to the Lender, amend any such document to cure any formal defect, omission, inconsistency or ambiguity in such document or to make changes which are administrative in nature provided that such amendment shall not in any manner affect the interests of the Lender or the Lender.

         7.11 Advances, Investments and Loan. The Borrower will not, and will not permit any of its Subsidiaries to, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, except that the following shall be permitted:

              (i) the Borrower and its Subsidiaries may acquire and hold receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

              (ii) the Borrower and its Subsidiaries may acquire and hold Cash Equivalents;

              (iii) the Borrower and its Subsidiaries may make loans or advances to their respective employees or to employees of the General Partner in the ordinary course of business;

              (iv) the Borrower may make advances and capital contributions to any of its Subsidiaries and any Subsidiary may make advances and capital contributions to the Borrower, provided that, such advances made by any Subsidiary are subject in right and subordinated to the prior payment in full of all Obligations hereunder and provided further that the Borrower may make advances and capital contributions to Pipeline Subsidiary only to the extent that Pipeline Subsidiary uses the proceeds of such advances and capital contributions for working capital or to acquire assets, if approved by the Lender, excluding the acquisition of the Koch assets contemplated by the Tranche A and Tranche B proceeds; and

              (v) the Borrower may make loans in connection with the acquisition of hydrocarbons.

         7.12 Leverage Ratio. At all times after the calendar month January 31, 1996, the Borrower shall not permit the ratio of its Consolidated Total Liabilities to its Consolidated Tangible Net worth to be greater than the ratio set forth below:

                   WTI Price Per Barrel                                 Ratio
                   --------------------                                 -----
                   Less than or equal to $30                            6:1
                   Greater than $30                                     7:1

         7.13 Pipeline Subsidiary. The Borrower will not, and will not permit any of its Subsidiaries to, transfer any asset to Pipeline Subsidiary except as permitted by Section 7.11(iv). The Borrower will ensure that Pipeline Subsidiary does not purchase any assets other than pipelines regulated by the Federal Energy Regulatory Commission, or assets directly related to such pipelines.

         7.14 New Subsidiaries. The Borrower may not create, or suffer to be created, any Subsidiary unless immediately upon such Subsidiary's creation such Subsidiary delivers to the Lender, a Security Agreement and a Subsidiary Guaranty pursuant to the terms of Sections 9.14 and 9.15 of the Credit Agreement, shall have entered into the Contribution Agreement pursuant to
Section 9.16 of the Credit Agreement, and shall have entered into an amendment substantially in the form of the First Omnibus Amendment to Security Agreements and Subsidiary Guaranty described in 4.02 of this Agreement.

         SECTION 8. EVENTS OF DEFAULT.

         Upon the occurrence of any of the following specified events (each an "Event of Default"):

         8.01 Payments. The Borrower shall (i) default in the payment when due of any principal on the Loans or the Notes, (ii) default, and such default shall continue unremedied for 2 or more days (at least one of which days shall be a Business Day), in the payment when due of any interest on the Loans or the Notes, or (iii) default, and such default shall continue unremedied for 30 or more days, in the payment of any other amounts owing hereunder or under any other Credit Document; or

         8.02 Representations, etc. Any representation, warranty or statement made by or on behalf of the Borrower herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made unless such misrepresentation, warranty or untrue statement shall have been corrected and there shall be no adverse effect on the Lender or the Lender resulting therefrom; or

         8.03 Covenants. The Borrower shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Sections 6.01(e), 7.01, 7.02, 7.03, 7.04, 7.08, 7.09, or 7.10 or a Event of Default shall occurred under the Credit Agreement (ii) default in the due performance or observance by it of any term, covenant or agreement contained in Section 7.07 and such default shall continue unremedied for a period of 7 days after the occurrence of such default or (iii) default in the due performance or observance by it of any term, covenant or agreement contained in Sections 7.05, 7.06 or
7.12 and such default shall continue unremedied for a period of 15 days after the occurrence of such default or (iv) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Sections 8.01 or 8.02 or clause (i), (ii) or (iii) of this Section 8.03) contained in this Agreement and such default shall continue unremedied for a period of 30 days after written notice to the Borrower by either the Lender or any Lender; or

         8.04 Default Under Other Agreements. The Borrower, or any of its Subsidiaries shall (i) default in any payment of any Indebtedness (other than indebtedness incurred under this Agreement) in an aggregate amount of $5,000,000 or more beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement, covenant or condition relating to any Indebtedness in any aggregate principal amount of $5,000,000 or more (other than Indebtedness incurred under this Agreement) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity; or any Indebtedness in an aggregate principal amount of $5,000,000 or more of the Borrower or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

         8.05 Bankruptcy, etc. The General Partner, the Limited Partner, the Borrower or any of its Subsidiaries shall commence a voluntary case concerning itself under title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or any involuntary case is commenced against the General Partner, the Limited Partner, the Borrower or any of its Subsidiaries, and the petition is not controverted within 10 days, or is not stayed or dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the General Partner, the Limited Partner, the Borrower or any of its Subsidiaries, or the General Partner, the Limited Partner, the Borrower or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the General Partner, the Limited Partner, the Borrower or any of its Subsidiaries, or there is commenced against the Borrower or any of its Subsidiaries any such proceeding which remains unstayed or undismissed for a period of 60 days, or the General Partner, the Limited Partner, the Borrower or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the General Partner, the Limited Partner, the Borrower or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the General Partner, the

Limited Partner, the Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the General Partner, the Limited Partner, the Borrower or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

         8.06 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code, any Plan shall have had or is likely to have a trustee appointed to administer such Plan, any Plan is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made to a Plan has not been timely made, the Borrower or any Subsidiary or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under
Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of
ERISA or Section 401(a)(29), 4971 or 4975 of the Code, or the Borrower or any Subsidiary has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or employee pension benefit plans (as defined in Section 3(2) of ERISA); and (b) there shall result from any such event or events the imposition of a Lien, the granting of a security interest, or a liability or a material risk of incurring a liability, which Lien, security interest or liability, singly or in the aggregate, in the opinion of the Required Lender, will have a Material Adverse Effect; or

         8.07 Security Agreements. The Security Agreement or any provision thereof shall cease to be in full force and effect, or shall cease to give the Lender the Liens, rights powers and privileges purported to be created thereby, or the Borrower or any Subsidiary shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Security Agreement; or

         8.08 Judgments. One or more judgments or decrees shall be entered against the Borrower and/or any of its Subsidiaries involving in the aggregate for the Borrower and its Subsidiaries a liability (not paid or fully covered by insurance except for normal deductibles) of $5,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days after the entry thereof; or

         8.09 Open Crude and Petroleum Positions. The total marked to market net loss on the open crude petroleum positions of the Borrower and its Subsidiaries shall exceed $6,000,000; or

         8.10 Tax Treatment. (a) The Borrower or the U.S. Subsidiary shall at any time be treated as a corporation or association under the United States Federal income tax laws; or (b) the Internal Revenue Service shall send a written notice proposing to treat the Borrower or the U.S. Subsidiary as a corporation or association and the Borrower shall fail to provide the Lender and the Lender, within 60 days of the receipt by Borrower or the U.S. Subsidiary of such Internal Revenue Service written notice, with a written opinion of independent tax counsel to the Borrower, whose identity and the form and substance of whose opinion is reasonably satisfactory to the Lender, to the effect that the Borrower or the U.S. Subsidiary, as the case may be, at all times has constituted and has been entitled to be treated as a partnership and not a corporation or association under the United States Federal income tax laws; or (c) the Canadian Subsidiary shall at any time be treated as a corporation or an association or otherwise subject to an entity-level tax imposed by Canada under the income tax laws of Canada; or (d) any net or gross income or receipts tax, withholding tax or similar tax is levied or imposed or asserted to be due by Canada or any political subdivision or taxing authority thereof or therein (a "Canadian Taxing Authority") as a result of any distribution from the Canadian Subsidiary to the Borrower; or (e) any net or gross income or receipts tax, or similar tax is levied or imposed or asserted to be due on the Borrower by a Canadian Taxing Authority as a result of the Borrower's either doing business, or engaging in any other activities, in Canada or being a partner in the Canadian Subsidiary; or (f) any withholding or similar tax is levied or imposed or asserted to be due by a Canadian Taxing Authority as a result of any payment made hereunder, or under the Notes or other Credit Document; or

         8.11 Change in Partnership Agreements. Any of the Borrower Partnership Agreement, the Limited Partner Partnership Agreement, the Subsidiary Partnership Agreements or the General Partner Constitutional Documents shall be amended, modified or changed without the prior written consent of the Lender, provided, however, that, upon prior notice to the Lender, any such document may be amended to cure any formal defect, omission, inconsistency or ambiguity or to make any change which is administrative in nature provided that such amendment shall not in any manner affect the interests of the Lender or the Lender; or

         8.12 Subsidiary Guaranties. Any Subsidiary Guaranty or any provision thereof shall cease to be in full force or effect, or any Subsidiary of the Borrower or any Person authorized to act by or on behalf of such Subsidiary shall deny or disaffirm such Subsidiary's obligations under such Subsidiary Guaranty, or such Subsidiary shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant o such Subsidiary Guaranty; or

         8.13 Credit Agreement. An Event of Default shall occur under the Credit Agreement. then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Lender may, by written notice to the Borrower, take any or all of the following actions, (provided, that, if an Event of Default specified in Section 8.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Lender to the Borrower as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the principal of and any accrued interest in respect of the Loans and the Notes and all obligations owing hereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and (ii) enforce any or all of the Liens and security interests created pursuant to the Security Agreements.

         SECTION 9. MISCELLANEOUS.

         9.01 Payment of Expenses,. Etc. The Borrower agrees: (i) whether or not the transactions herein contemplated are consummated, to pay all reasonable out-of-pocket costs and expenses (a) of the Lender in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto and thereto (including, without limitation, the reasonable fees and disbursements of Vinson & Elkins, L.L.P. and any local counsel) and (b) of the Lender and each of the Lender in connection with the enforcement or preservation of the Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and disbursements of counsel and the allocated cost of in-house counsel for the Lender); (ii) to pay and hold the Lender harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save the harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Lender) to pay such taxes; and (iii) to indemnify the Lender, its respective officers, directors, employees, representatives and agents (each, an "indemnified person") from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses reasonably incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, regardless of when such indemnified matter arises, (a) any investigation, litigation or other proceeding (whether or not the Lender is a party thereto) related to the entering into and/or performance of any Credit Document or the use of the proceeds of the Loans, (b)
(i) the actual or alleged presence, generation or Release of Hazardous Materials on or from, or the transportation of Hazardous Materials to or from, any Company Property or Use Property, (ii) the non-compliance of any such Company Property or Use Property with applicable Environmental Laws, (iii) any Release of Hazardous Materials owned, in the possession of, or controlled by the Borrower, or (iv) any Environmental Claim with respect to the Borrower or any of its Subsidiaries or any Company Property or Use Property, in each case including, without limitation, the reasonable fees and disbursements of counsel and the allocated cost of in-house counsel and other consultants incurred in connection with any such investigation, litigation, Environmental Claim or any of the Borrower's acts, omissions, business, operations, or Company Property or Use Property or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the indemnified person) or (c) any settlement entered into in connection with the foregoing to the extent such settlement has been consented to by the Borrower, which consent shall not be unreasonably withheld. The Lender agrees to give notice to the Borrower of any litigation or other proceeding giving rise to an obligation of the Borrower to indemnify the Lender pursuant to this Section 9.01, although the failure to give any such notice shall not release or diminish any of the Borrower's obligations pursuant to this Section 9.01. To the extent that the undertaking to indemnify and hold harmless set forth in this Section 9.01 may be unenforceable because it is violative of any law or public policy as determined by a final judgment of a court of competent jurisdiction, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the liabilities giving rise to claims under the indemnification provisions of this Section 9.01 which is permissible under applicable law.

         9.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, the Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by the Lender (including, without limitation, by Subsidiaries and Affiliates of the Lender) to or for the credit or the account of the Borrower against and on account of the Obligations and liabilities of the Borrower to the Lender under any of the Credit Documents, and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not the Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. The Lender agrees to give notice to the Borrower of any such setoff, although the failure to give any such notice shall not diminish any of the Lender's rights pursuant to this Section 9.02.

         9.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing and mailed, telegraphed, telexed, sent by facsimile, cabled or delivered, if to the Borrower at the address specified opposite its signature below; if to the Lender, at its Notice Office; or, at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be mailed, telegraphed, telexed, sent by facsimile, or cabled or sent by overnight courier, and shall be effective when received.

         9.04 Benefit of Agreement Assignment or Transfer. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Lender. The Lender may assign or transfer any of its rights or obligations hereunder without the consent of the Borrower

         9.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower and the Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies that the Lender would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Lender to any other or further action in any circumstances without notice or demand.

         9.06 Calculations; Computations. (a) The financial statements to be furnished to the Lender pursuant hereto shall be made and prepared in accordance GAAP consistently applied throughout the periods involved (except as set forth in the Notes thereto or as otherwise disclosed in writing by the Borrower to the Lender); provided, however, that, except as otherwise specifically provided herein, all computations determining compliance with Section 7 shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements delivered to the Lender pursuant to Section 5.05.

         (b) All computations of interest and fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable.

         9.07 Governing Law; Submission to Jurisdiction; Venue. THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF TEXAS.

         9.08 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Lender.

         9.09 Headings Descriptive. The headings of the several Sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

         9.10 Amendment or Waiver or Termination. Neither this Agreement nor any terms hereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrower and the Lender.

         9.11 Survival. All indemnities set forth herein including, without limitation, in Sections 3.02 and 9.01 shall survive the execution and delivery of this Agreement and the making and repayment of the Loans, and the satisfaction of all other Obligations.

         9.12 Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all oral statements and prior writings with respect thereto.

         9.13 Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which the Borrower and each of the Lender shall have signed a copy hereof (whether the same or different copies).

         9.14 Non-Recourse to General Partner. (a) Subject to Section 9.14(b),
(1) all Obligations hereunder and under the other Credit Documents shall not constitute a debt or obligation of the General Partner; (2) the General Partner shall not be liable for any Obligations hereunder or under any other Credit Document; and (3) the Lender shall not seek a deficiency or personal judgment against the General Partner for payment of any Obligations under this Agreement or any other Credit Document, and no property or assets of the General Partner shall be sold, levied upon by the Lender or otherwise used by the Lender to satisfy any judgment rendered against the Borrower with respect to the Obligations or the Credit Documents.

         (b) Notwithstanding the provisions of Section 9.14(a) to the contrary, nothing contained in this Agreement shall be construed to (i) impair or limit any of the obligations of the Borrower under the Credit Documents to which it is a party, (ii) impair or limit the validity of the Obligations evidenced by this Agreement or the other Credit Documents or prevent the taking of any action permitted by law against the Borrower or the assets of the Borrower or its Subsidiaries or the proceeds of such assets or (iii) permit the Borrower to raise any defense in any such action based on Section 9.14(a).

         9.15 Interest. It is the intention of the parties hereto that the Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to the Lender under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to the Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Notes, it is agreed as follows: (I) the aggregate of all consideration which constitutes interest under law applicable to the Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by the Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by the Lender to the Borrower); and (ii) in the event that the maturity of the Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to the Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by the Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by the Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by the Lender to the Borrower). All sums paid or agreed to be paid to the Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to the Lender, be amortized, prorated, allocated and spread throughout the stated term of the Loans evidenced by the Notes until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (I) the amount of interest payable to the Lender on any date shall be computed at the Highest Lawful Rate applicable to the Lender pursuant to this Section 12.07 and
(ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to the Lender would be less than the amount of interest payable to the Lender computed at the Highest Lawful Rate applicable to the Lender, then the amount of interest payable to the Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to the Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to the Lender if the total amount of interest had been computed without giving effect to this Section 12.07. To the extent that Article 5069-1D.003 of the Finance Code is relevant for the purpose of determining the Highest Lawful Rate, the Lender elects to determine the applicable rate ceiling under such Chapter by the indicated weekly rate ceiling form time to time in effect.

         9.16 No Oral Agreements. THE CREDIT DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THE CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF

PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         9.17 Exculpation Provisions. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS THE DUTY TO READ THE CREDIT DOCUMENTS AND AGREES THAT ITS IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THE CREDIT DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THE CREDIT DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THE CREDIT DOCUMENTS; THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THE CREDIT DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THE CREDIT DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT "CONSPICUOUS".

         IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:                                EOTT ENERGY OPERATING LIMITED

1330 Post Oak Boulevard                 PARTNERSHIP
Suite 2700
Houston, TX  77056                      By:    EOTT Energy Corp., its
                                               General Partner



                                        By: /s/ SUSAN RALPH
                                           -------------------------------------
                                        Name:    Susan Ralph
                                        Title:   Treasurer


Address:                                ENRON CORP.

1400 Smith Street
Houston, TX 77002

                                        By: /s/ JEFFREY MCMAHON
                                            ------------------------------------
                                        Name:    Jeffrey McMahon
                                        Title:   Senior Vice President,
                                                 Finance and Treasurer

                                                                      SCHEDULE I

                               INSURANCE COVERAGE
                               ------------------

INSURANCE CARRIER                       POLICY #                  POLICY EFFECTIVE           LIMITS
-----------------                       -------                   ----------------           ------
                                                                                                General Liability

National Union Fire                     5440212                    6/1/98 - 6/1/99           $500,000

Associated Electric & Cos.              XO55OA1A98                 6/1/98 - 6/1/99           $35,000,000 per occurrence in
Insurance Services Limited                                                                   excess of $500,000

                                                                                                Auto Liability

Wausau                                  4729-00-000151             6/1/98 - 6/1/99           $1,000,000 Combined Single Limit
                                        4729-00-000152             6/1/98 - 6/1/99           All owned autos
                                                                                             Hired autos
                                                                                             Non-owned autos



Workers Comp.                           47019-00-000151            6/1/98 - 6/1/99           Statutory

Wausau

Property

Through Enron Corp.                          N/A                          N/A                      N/A

                                                                     SCHEDULE II



     8.24 Compliance With Environmental Laws



     (i)

              (1) Paramount Refinery and Lakewood Tank Farm

                  Environmental conditions exist in the area of the refinery and associated tank farm, including soil and groundwater contamination, that are the subject of ongoing, long-term remediation. Additionally, environmental issues include refinery compliance with both federal and state air regulations. These site conditions have been well documented in the following reports:

                  (a) 1990 Pilko & Associates Environmental Sire Assessment.

                  (b) February 1994 CET Environmental Services Revised
                      Estimated

                      Remediation Report.

                  (c) 1993 Chemical Waste Management, Inc. semi-annual refinery groundwater monitoring report.

                  (d) January 1994 Radian Corporation Report for refinery air compliance.

                  (e) The Prospectus dated March 18, 1994, relating to EOTT
                      Energy Partners, L.P.



              (2) 3-B Rattlesnake Refinery (Wickett, TX):

                  Environmental condition may exist in the area of the refinery including soil and groundwater contamination. Additionally, environmental issues include refinery compliance with both federal and state solid wastes disposal regulations, including failure to report unscheduled releases, and possible OSHA asbestos removal violations. These site conditions have been documented in the following reports:

                  (a) 1990 Esmond Engineering, Inc. Environmental Assessment
                      Report.

                  (b) January 13, 1992, Texas Water Commission facility
                      inspection.

                  (c) May 15,1992, U.S. Environmental Protection Agency, Region
                      6 search warrant and subsequent inspection.

                  (d) The Prospectus dated March 18, 1994, relating to EOTT
                      Energy Partners, L.P.

                                                                     SCHEDULE II

              (3) Mid-America Refining Company (Chanute, KS):



                  (a) The environmental issues as described in the Prospectus dated March 18, 1994, relating to EOTT Energy Partners,
                      L.P.

      (ii) See Schedule 5.11, Purchase & Sale Agreement by and between Koch Oil Company and Eott Energy Operating Limited Partnership.

     (iii)        None.

     (iv)         See 8.24 (a) (i) above. In addition:

                  (1) The Oil Pollution Act of 1990 (OPA) requires owners and operators of "offshore facilities" to establish $150 million in financial responsibility to cover environmental cleanup and restoration costs that may be incurred in connection with an oil spill. On August 25, 1993, the MMS published an advanced notice of its intention to adopt a rule under "OPA" that would define "offshore facilities" to include all oil and gas facilities that have the potential to affect the "waters of the United States". Since EOTT owns and operates many pipelines and tank batteries that could be the source of a spill affecting the "waters of the United States," EOTT could become subject to the financial responsibility rule if it is adopted as proposed.

                  (2) All of those matters described in the Prospectus dated
                      March 18, 1994, relating to EOTT Energy Partners, L.P.

     (v)          None


     (vi)         None

                                                                    SCHEDULE III

                              Existing Indebtedness

     (1)  Guaranty dated June 25, 1998 issued to
          Bank of Montreal to provide bank
          overdrafts, letters of credit, terminal
          initiated payment services and foreign
          exchange facilities                                    $ 65,000,000.00


     (2)  Agreement dated October 8, 1992 with
          Refco Capital Corporation to provide
          margin financing for trades with Refco,
          Inc.                                                   $ 10,000,000.00


     (3)  Merrill Lynch Commodity Financing, Inc.
          to provide margin financing for trades
          with Merrill Lynch Futures, Inc.                       $  3,500,000.00


     (4)  Agreement dated February 28, 1998 with
          Standard Chartered Trade Services
          Corporation for the sale and repurchase
          of crude oil inventory                                 $ 90,000,000.00


     (5)  Agreement dated August 13,1992 with
          E.D.&F Mann International Futures, Inc.
          to provide margin financing                            $  5,000,000.00


     (6)  Master Lease Agreement dated April
          1,1997 with General Electric Capital
          Corporation to provide lease financing
          for vehicles.                                          $  4,000,000.00

     (7)  Master Lease Agreement dated July 1,1993
          with First Union Commercial Corporation
          to provide lease financing for vehicles.               $  2,000,000.00

                                                                    SCHEDULE III
                                                                          PAGE 2


                             Existing Indebtedness



     (8)  Master Lease Agreement dated August
          23,1996 with MetLife Capital Corporation
          to provide lease financing for vehicles.               $    943,000.00

                                    EXHIBIT A

                                 PROMISSORY NOTE

                                 Houston, Texas
$100,000,000                                                    December 1, 1998

         EOTT Energy Operating Limited Partnership (the "Borrower"), a limited partnership formed and existing under the laws of Delaware, whose address is 1330 Post Oak Blvd., Houston, Texas 77056, promises and agrees to pay to the order of Enron Corp. (the "Lender"), 1400 Smith Street, Houston, Texas 77002, in lawful money of the United States and in immediately available funds, the principal sum of $100,000,000 (One Hundred Million United States Dollars) on or before December 31, 1999.

         The Borrower promises also to pay interest on the unpaid principal amount of the Loans (as defined in the Agreement) evidenced hereby in like money at said office from the date such loan is made until paid at the rates and at the times provided in the Agreement (as hereinafter defined).

         This Note is the Note referred to in the Credit Agreement dated as of December 1, 1998, between the Borrower and the Lender (as from time to time in effect, the "Agreement"). This Note is entitled to the benefits of the Agreement and the other Credit Documents (as defined in the Agreement) and is secured by the Security Agreement (as defined in the Agreement).

         In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal and accrued interest on this Note may forthwith become due and payable in the manner and with the effect provided in the Agreement.

         The Borrower waives presentment, demand, protest and notice of any kind in connection with this Note.

         THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

                               EOTT ENERGY OPERATING LIMITED PARTNERSHIP

                                   By:   EOTT Energy Corp.,
                                            its General Partner

                               By:
                                  ----------------------------------------------
                               Name:
                                    --------------------------------------------
                               Title:
                                     -------------------------------------------

                                    EXHIBIT B

                                 PROMISSORY NOTE

                                 Houston, Texas
$175,000,000                                                    December 1, 1998

         EOTT Energy Operating Limited Partnership (the "Borrower"), a limited partnership formed and existing under the laws of Delaware, whose address is 1330 Post Oak Blvd., Houston, Texas 77056, promises and agrees to pay to the order of Enron Corp. (the "Lender"), 1400 Smith Street, Houston, Texas 77002, in lawful money of the United States and in immediately available funds, the principal sum of $175,000,000 (One Hundred Seventy-Five Million United States Dollars) on or before December 31, 1999.

         The Borrower promises also to pay interest on the unpaid principal amount of the Loans (as defined in the Agreement) evidenced hereby in like money at said office from the date such loan is made until paid at the rates and at the times provided in the Agreement (as hereinafter defined).

         This Note is the Note referred to in the Credit Agreement dated as of December 1, 1998, between the Borrower and the Lender (as from time to time in effect, the "Agreement"). This Note is entitled to the benefits of the Agreement and the other Credit Documents (as defined in the Agreement) and is secured by the Security Agreement (as defined in the Agreement).

         In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal and accrued interest on this Note may forthwith become due and payable in the manner and with the effect provided in the Agreement.

         The Borrower waives presentment, demand, protest and notice of any kind in connection with this Note.

         THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

                               EOTT ENERGY OPERATING LIMITED PARTNERSHIP

                                   By:   EOTT Energy Corp.,
                                              its General Partner

                               By:
                                  ----------------------------------------------
                               Name:
                                    --------------------------------------------
                               Title:
                                     -------------------------------------------

                                    EXHIBIT C

                 FIRST OMNIBUS AMENDMENT TO SECURITY AGREEMENTS
                            AND SUBSIDIARY GUARANTY
                                     among

                   EOTT ENERGY OPERATING LIMITED PARTNERSHIP,
                                  as Borrower,

                    EOTT ENERGY CANADA LIMITED PARTNERSHIP,
                                  as Guarantor
                                      and

                                  ENRON CORP.,
                                   as Lender

                        Effective as of December 1, 1998

                 FIRST OMNIBUS AMENDMENT TO SECURITY AGREEMENTS
                            AND SUBSIDIARY GUARANTY

         THIS FIRST OMNIBUS AMENDMENT TO SECURITY AGREEMENTS AND SUBSIDIARY GUARANTY ( this "Omnibus Amendment") executed effective as of the 1st day of December 1998 (the "Effective Date"), is among EOTT ENERGY OPERATING LIMITED PARTNERSHIP (the "Borrower"), EOTT ENERGY CANADA LIMITED PARTNERSHIP (the "Guarantor") and ENRON CORP.
(the "Lender").

                                    RECITALS

         1. Borrower and Lender have entered into that certain Amended and Restated Credit Agreement dated as of December 1, 1998 (as the same has been and may from time to time be amended or supplemented, hereinafter called the "Credit Agreement");

         2. The Credit Agreement is secured by the Security Agreements and guaranteed by the Subsidiary Guaranty (as defined in the Credit Agreement, collectively, the "Security Documents");

         3. On even date herewith, Borrower and Lender are executing a Credit Agreement (as the same may from time to time be amended or supplemented, hereinafter called the "Term Credit Agreement");

         4. In consideration of the execution of the Term Credit Agreement the Lender has required that the Borrower and the Guarantor execute this Omnibus Amendment cross collateralizing the obligations under the Tenn Credit Agreement and the obligations under the Credit Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce the Lender to enter into the Term Credit Agreement, the parties hereto agree as follows:

         Section 1. Definitions.

         1. 1 Defined Terms, Credit Agreement. Each capitalized term used herein and not otherwise defined herein shall have the meaning as defined in the Credit Agreement.

         Section 2. Amendment to Security Agreements.

         2.1 Amendment to Section 5.04 of each Security Agreement. Section 5.04 of each Security Agreement is hereby amended as follows:

                (a) at the end of Section 5.04(ii)(t) the phrase "and Section
        2.04 of the Term Credit Agreement" is added after the words "Credit Agreement", and

                 (b) in Section 5.04(ii)(u) the phrase "under the Credit Agreement and the Loan under the Term Credit Agreement (as defined in the Term Credit Agreement)" is added after the word "Loans."

        2.2 Amendment to Section 7.01 of each Security Agreement. Section 7.01 of each Security Agreement is hereby amended by adding the following definitions:

                "Credit Documents" shall collectively have the meanings assigned in the Credit Agreement and the Term Credit Agreement.

                "Events of Default" shall collectively have the meanings assigned in the Credit Agreement and the Term Credit Agreement.

                "Tenn Credit Agreement" shall mean the Credit Agreement dated as of December 1, 1998 between the Borrower and the Lender as the same ma~ be modified, supplemented or amended from time to time.

        Section 3. Amendment to Subsidiary Guaranty. The Subsidiary Guaranty is hereby amended as follows:

        3.1 Credit Documents. The term "Credit Documents" as used in the Subsidiary Guaranty shall include the Credit Documents as defined in the Tenn Credit Agreement as well as the Credit Documents as defined in the Credit Agreement.

         3.2    Guaranteed Obligations.

                (a) Section l(w) of the Subsidiary Guaranty is hereby amended by adding the phrase "and the principal and interest on the Notes issued by, and the Loans made to, the Borrower under the "Term Credit Agreement (as "Notes" and "Loans" are defined in the Term Credit Agreement)" after the words "Credit Agreement".

                (b) Section 1(y) of the Subsidiary Guaranty is hereby amended by adding the words "and the Term Credit Agreement" after the words "Credit Agreement" in both places on page I of the Subsidiary Guaranty.

        Section 4. Miscellaneous.

        4.1 Confirmation and Ratification of Security Documents. Except as otherwise expressly amended hereby, the provisions of the Security Documents shall remain in full force and effect in accordance with their terms following the effectiveness of this Omnibus Amendment. Each of the Guarantor and the Borrower hereby ratifies and affirms its obligations and continued liability under the Security Documents.

        4.2 Counterparts. This Omnibus Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

         4.3 GOVERNING LAW. THIS OMNIBUS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

        IN WITNESS WHEREOF, the parties hereto have caused this Omnibus Amendment to be duly executed effective as of the date first written above.

                                        BORROWER:

                                        EOTT ENERGY OPERATING
                                        LIMITED PARTNERSHIP

                                        By:    EOTT Energy Corp., its
                                               General Partner

                                               By: /s/ SUSAN RALPH
                                                   ---------------------------
                                                   Susan Ralph
                                                   Treasurer

                                        LENDER:

                                        ENRON CORP.

                                        By: /s/ JEFFREY McMAHON
                                            ------------------------------
                                            Jeffrey McMahon
                                            Senior Vice President, Finance and
                                            Treasurer

                                        GUARANTOR:

                                        EOTT ENERGY CANADA LIMITED PARTNERSHIP

                                        By:  EOTT Canada Ltd., its agent

                                             By:  /s/ SUSAN RALPH
                                                  ----------------------------
                                                  Susan Ralph
                                                  Treasurer


                                       3